Exhibit 10(b)

                          GOODWIN, PROCTER & HOAR LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                                                      TELEPHONE (617) 570-1000
                                                     TELECOPIER (617) 523-1231


                                April 24, 1997



Heitman Securities Trust
180 North LaSalle Street
Suite 3600
Chicago, Illinois 60601

Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 11 (the "Amendment") to the Registration Statement (No. 33-24611) on Form N-1A (the "Registration Statement") of Heitman Securities Trust (the "Registrant"), a Massachusetts business trust, to our opinion dated March 8, 1995 with respect to the legality of Advisor Class and Heitman/PRA Institutional Class shares of beneficial interest, $.001 par value, of the Registrant representing interests in the Heitman Real Estate Fund of the Registrant, which opinion was filed with Post-Effective Amendment No. 9 of the Registration Statement.

     We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "General Information--Counsel" which forms a part of the Amendment and to the filing of this consent as a exhibit to the Amendment.

                                   Very truly yours,

                                   /s/ Goodwin, Procter & Hoar LLP

                                   GOODWIN, PROCTER & HOAR LLP